As filed with the Securities and Exchange Commission on August 19, 2009

Registration No. 333- 160449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Amendment No.2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUSHI COPPERWELD, INC.
(Exact name of registrant as specified in its charter)

Nevada	13-3140715

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Shuang Qiang Road, Jinzhou
Dalian, PRC 116100
(011)-86-411-8770-3333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wenbing Christopher Wang
Chief Financial Officer
Fushi Copperweld, Inc.
1 Shuang Qiang Road, Jinzhou, Dalian,
People’s Republic of China 116100
(011)-86-411-8770-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
(212) 407-4990 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer ☐ Accelerated filer ☒       Non-accelerated filer       ☐           Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each Class of Security being Registered	Amount being Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.006 par value per share(2)		(3)(4)		(3)		(3)		(3)
Preferred Stock, $0.001 par value per share (2)		(3)(4)		(3)		(3)		(3)
Warrants (2)		(3)(4)		(3)		(3)		(3)
Debt securities		(3)(4)		(3)		(3)		(3)
Units		(3)(4)		(3)		(3)		(3)
Total Offering (1)	$100,000,000		100%		$100,000,000	(2)	$5,580.00

Common Stock, $0.006 par value per share	3,440,529	(5)(6)	$8.58	(7)	$29,519,739		$1,647.20	(8)

Total							$7,227.20	(8)

(1) This registration statement includes $100,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(5) Reflects 3,140,529 shares of common stock and 300,000 shares of common stock underlying warrants  that are being registered for resale by the Selling Stockholders named herein.

(6) There is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder.  No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(7) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the closing sale price on June 29, 2009, as reported by the Nasdaq Global Select Market.

(8) $7,016.30 previously paid. $210.90 paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•
Offering Prospectus. A prospectus to be used for the offering and sale, from time to time in one or more offerings, of any combination of common stock, preferred stock, warrants, debt securities, or units having a maximum aggregate offering price not exceeding $100,000,000.

•	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders of 3,440,529 shares of the Company’s common stock.

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;
•	the section entitled “The Offering” on page 2 of the Offering Prospectus is different;
•	the section entitled “Use of Proceeds” on page 5 of the Offering Prospectus is different;
•	the section entitled “Ratio of Earnings to Fixed Charges” on page 6 of the Offering Prospectus is not included;
•	the section entitled “Descriptions of the Securities We May Offer” beginning on page 6 of the Offering Prospectus is not included;
•	a section entitled “ Selling Stockholders” is included; and
•	the section entitled “Plan of Distribution” beginning on page 17 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Resale Prospectus to reflect the foregoing differences.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated August 19, 2009

FUSHI COPPERWELD, INC.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “FSIN.” Each prospectus supplement will contain information, where applicable, as to our listing on the Nasdaq Global Select Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 3 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Fushi”, “we”, “us”, and “our” refer to Fushi Copperweld, Inc. and its consolidated subsidiaries. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus.  Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on March 16, 2009, and in our Quarterly Reports on Form 10-Q which we filed with the SEC on May 11, 2009 and August 10, 2009, respectively. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Fushi Copperweld, Inc., 1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100, and our telephone number is (011)-86-411-8770-3333.

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

We believe that we are the global leader in developing, designing, manufacturing, marketing, and distributing bimetallic wire products, principally copper-clad aluminum (“CCA”) and copper-clad steel (“CCS”).  Our products are primarily focused on serving end-user applications in the telecommunication, electrical utility, and transportation (including automotive) markets.  Our products are engineered conductors, rather than commodity products, that offer favorable end-use characteristics.  These characteristics include one or more of the following: weight savings, increased flexibility of end-products, increased tensile strength, increased theft resistance, and equivalent RF resistance qualities, when compared to solid copper or solid aluminum conductors. We add value through innovative design and engineering, excellence in manufacturing, superior product quality, and our commitment to the highest level of customer service.  With the exception of utility grounding and distribution applications, the majority of our finished products become components of a wide variety of end-use products.  Bimetallic products offer weight, strength and economic advantages as a replacement for solid copper in our targeted applications.

Through our wholly owned operating subsidiary, Fushi International (Dalian), we are engaged in developing, designing, manufacturing, marketing and distributing copper cladded bi-metallic engineered conductor products, principally CCA wire. Our Dalian facility primarily services the Asia-Pacific region, and specifically the PRC market. Through our CCA products, we believe that we are the leading provider of bimetallic wire in terms of quality, capacity, and products sold in the PRC market. In the first quarter of 2008, we expanded our product offerings and production capabilities in the PRC by transferring higher capacity CCA machinery, which utilizes superior cladding technology from our Copperweld Bimetallics, LLC operations,  to our Dalian facility. In 2009, we expect to further expand our production capabilities in Dalian through additional CCA machinery and the introduction of large scale CCS production capacity.  We believe that adding CCS manufacturing to our Dalian facility will increase opportunities for utility grounding sales, electrified railway applications, and CATV products.

Our other wholly-owned operating subsidiary, Copperweld Bimetallics, LLC (“Copperweld”), operates two manufacturing facilities, located in Fayetteville, Tennessee and Telford, England. At these facilities we develop, design, manufacture, market and distribute copper-cladded bimetallic engineered conductor products, principally CCA and CCS. We believe that as a result of the business conducted at these two facilities, Copperweld is the leading provider of bimetallic wire in the North American, European, Middle Eastern and North African markets.

The PRC is the largest market for our products; however, we are a worldwide provider. During 2008, we shipped 37,291 metric tons of bimetallic products to over 300 customers in 38 countries.

Our executive offices are located at 1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100, Telephone number: (011)-86-411-8770-3333.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Fushi and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.  These risks and uncertainties include, but are not limited to:

•	Fluctuating copper prices that impact our business and operating results;

•	A significant portion of our sales are derived from a limited number of customers and our results of operations could be adversely affected if we lose these customers;

•	Dependence on a few suppliers for a significant portion of our raw materials, and any interruption of production at our key suppliers will affect our results of operations and financial performance;

•	Due to increased volatility of raw materials prices, the timing lag between our raw materials purchases and product pricing can negatively impact our profitability;

•	Substantial defaults by our customers in accounts receivable, which could have a material adverse affect on our liquidity;

•
We do not maintain product liability insurance in the PRC, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our property, or claims filed against us;

•
Recently announced tightened controls on the convertibility of the Renminbi into foreign currency have made it more difficult to make payments in U.S. Dollars or fund business activities outside of China; and

•	Changes in policies of the PRC Government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above, as well as the risk factors referred to on page 4 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies or businesses, repaying indebtedness, repurchase and redemptions of securities, and investments.  The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

	YEAR ENDED DECEMER 31,					SIX MONTHS ENDED JUNE 30,
	2004	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges	12.8	9.9	18.0	4.4	4.3	2.6

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Nevada Business Corporation Act may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of July 31, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.006 per share, of which approximately 30,102,485 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. With respect to our shares of common stock that are issued and outstanding, solely for accounting purposes we consider only 27,902,485 of such shares to be issued and outstanding, as the remaining 2,200,000 shares are held in escrow and are subject to the possible return to, and cancellation by the Company as further discussed in the section of this prospectus entitled “Litigation” on page 20. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. According to our charter documents, holders of our common stock do not have preemptive rights, and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking fund provided for our stockholders. Shares of common stock share ratably, in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available for distribution as dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of July 31, 2009, no shares of our preferred stock were outstanding. We previously filed certificates of designation establishing our Series A and Series B Convertible Preferred Stock on December 7, 2005. The Series A and Series B Convertible Preferred Stock were converted on January 30, 2006. Pursuant to Section 78.1955(6) of the Nevada Business Corporation Act, the board of directors may authorize the withdrawal of the certificate of designation establishing a series or class of stock which is no longer outstanding. Our articles of incorporation, provides that our board of directors may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended, and any certificates of designation that our Board of Directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Nevada Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Options/Warrants

As of July 31,  2009, we had outstanding options to purchase a total of 1,411,333 shares of our Common Stock and outstanding warrants to purchase a total of 732,124 shares of our Common Stock.

As of July 31, 2009, we had outstanding warrants to purchase a total of 732,124 shares of our Common Stock.

•	Warrants to purchase 332,124 shares of Common Stock at an exercise price of $3.11 per share are exercisable until December 13, 2010;

•	Warrants to purchase 100,000 shares of Common Stock at an exercise price of $16.80 per share are exercisable until November 23, 2011;

•
Warrants to purchase (i) 100,000 shares of Common Stock at an exercise price of $5.25 and (ii) 100,000 shares of Common Stock at an exercise price of $5.50 per share, are exercisable until the later of (i) February 22, 2010 and (ii) the date which is six (6) months following the effective date of a registration statement filed by the Company under which the resale of all of the shares of Common Stock underlying the warrants have been registered under the Securities Act. The shares of Common Stock underlying these warrants are being registered under the resale prospectus contained in this registration statement; and

•
Warrants to purchase 100,000 shares of Common Stock at an exercise price of $6.00 per share are exercisable until the later of (i) August 22, 2010 and (ii) the date which is twelve (12) months following the effective date of a registration statement filed by the Company under which the resale of all of the shares of Common Stock underlying the warrant have been registered under the Securities Act. The shares of Common Stock underlying these warrants are being registered under the resale prospectus contained in this registration statement.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $200,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.   However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.  As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

• the title;

• the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

• any limit on the amount that may be issued;

• whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

• the maturity date;

•                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•                  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

• whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

• the terms of the subordination of any series of subordinated debt;

• the place where payments will be payable;

• restrictions on transfer, sale or other assignment, if any;

• our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

• whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

• incur additional indebtedness;

• issue additional securities;

• create liens;

• pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

• redeem capital stock;

• place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

• make investments or other restricted payments;

• sell or otherwise dispose of assets;

• enter into sale-leaseback transactions;

• engage in transactions with stockholders and affiliates;

• issue or sell stock of our subsidiaries; or

• effect a consolidation or merger;

• whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

• a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

• information describing any book-entry features;

• provisions for a sinking fund purchase or other analogous fund, if any;

•                  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

• the procedures for any auction and remarketing, if any;

• the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

• if other than dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

• if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

• if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

• if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

• the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

• the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•                  the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

• to fix any ambiguity, defect or inconsistency in the indenture;

• to comply with the provisions described above under “—Consolidation, Merger or Sale”;

• to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

• to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

• to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

• to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

• extending the fixed maturity of the series of debt securities;

• reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

• reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

• register the transfer or exchange of debt securities of the series;

• replace stolen, lost or mutilated debt securities of the series;

• maintain paying agencies;

• hold monies for payment in trust;

• recover excess money held by the debenture trustee;

• compensate and indemnify the debenture trustee; and

• appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

• register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LITIGATION

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Kuhns Brothers Litigation and Settlement

On November 27, 2006, Kuhns Brothers, Inc., Kuhns Brothers Securities Corp. and Kuhns Brothers & Co. (collectively, “Kuhns”) filed a lawsuit against us alleging a breach of an engagement letter, dated May 27, 2005, between us and Kuhns.  On August 5, 2008, a judgment was entered against us in the amount of $7,197,794, plus interest and attorneys fees, which we subsequently appealed.

On May 19, 2009 (the “Execution Date”), we entered into a Settlement and Forbearance Agreement and Release (the “Settlement Agreement”) with Kuhns, in which Kuhns agreed to reduce the judgment to $7,000,000 (the “Judgment”) and we agreed to withdraw the appeal.  In the second quarter of 2008, we accrued a $7.2 million contingent liability for this litigation settlement as a contingent liability in the second quarter of 2008 and allocated the amount between equity and expenses accordingly.  On the Execution Date, we also entered into an Escrow Agreement (the “Escrow Agreement”), among the Company, Kuhns and Continental Stock Transfer & Trust Company, as Escrow Agent (the “Escrow Agent”).

Pursuant to the Settlement Agreement, the Judgment shall be satisfied in full no later than January 15, 2010 through a combination of cash and shares. As partial payment of the Judgment, we paid to Kuhns on May 21, 2009, $1,000,000 plus accrued interest of $29,922.61 (the “Escrow Payment”), which had been held in an escrow account (the “Escrow Assets”), that was governed by an escrow agreement between us and Kuhns, dated October 3, 2007.  At a closing which was held on June 5, 2009 (the “Closing Date”), we (i) delivered to Kuhns a stock certificate for 100,000 shares of Common Stock (the “Initial Shares”), which had been part of the Escrow Assets, and (ii) deposited a stock certificate for 2.2 million shares of Common Stock in escrow (the “Escrow Shares”) with the Escrow Agent along with an executed stock power in blank, to be held pursuant to the Escrow Agreement. While we deposited a total of 2.2 million shares of Common Stock, Kuhns can only receive proceeds from the sale of such number of Escrow Shares necessary to satisfy the Judgment, after reducing the Judgment by the Escrow Assets.  Once the Judgment has been satisfied, Kuhns shall instruct the Escrow Agent to return any remaining Escrow Shares to us and such Escrow Shares shall be cancelled. The Company may pre-pay the balance of the Judgment to Kuhns at any time without any pre-payment penalty.  If at any time prior to January 15, 2010, the Company (i) prior to any sales of Escrow Shares, prepays the entire outstanding balance of the Judgment , or (ii) taking into account the cash proceeds received by Kuhns for sales of Escrow Shares up to such time, pays the remaining balance of the Judgment to Kuhns, then any remaining Escrow Shares shall be released to the Company and cancelled.  Upon payment in full of the Judgment, Kuhns shall deliver to the Company a satisfaction of Judgment.

The Judgment has been reduced by (i) the amount of the Escrow Payment; and shall be reduced further by (ii) the Initial Share Value (as described in more detail below), (iii) the amount of cash proceeds received by Kuhns from sales of the Escrow Shares, or their delivery to Kuhns as restricted shares if there is not an effective registration statement covering such Escrow Shares; and/ or (iv) any other payments made to Kuhns by the Company.  Kuhns shall continue to have all rights as a Judgment creditor, subject to its forbearance obligations pursuant to the Settlement Agreement, until the Judgment is satisfied.

On or prior to the thirtieth day after the Closing Date, the Company was obligated to file a registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) to register the Initial Shares and Escrow Shares for resale, so that they may be sold in the public markets in accordance with the Escrow Agreement.  The Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than 120 days from the Closing Date (the “Registration Deadline”). The registration statement of which this prospectus forms a part, registers for resale the Initial Shares and Escrow Shares.

 The Judgment has been reduced by $343,084, the Initial ShareValue, which amount was equal to forty percent (40%) of the VWAP for the ten trading days before the Closing Date multiplied by 100,000.  However, if the Registration Statement is declared effective by the Registration Deadline and it remains effective through the earlier of (i) the sale of the Initial Shares or (ii) December 31, 2009, the Judgment shall instead by reduced by ninety percent (90%) of the VWAP for the ten trading days before the effective date of the Registration Statement.

In the event the Registration Statement is declared effective, then, upon written notice to the Escrow Agent, the Escrow Agent will deposit the Escrow Shares into a brokerage account and will thereafter sell the Escrow Shares in such amounts and at such times as Kuhns directs.  The Judgment shall be reduced by an amount equal to the cash proceeds distributed by the Escrow Agent to Kuhns in connection with sales of the Escrow Shares.  The Escrow Shares shall be sold in this manner until such time as the Judgment, including any accrued interest, has been paid in full.  Kuhns shall use its reasonable efforts to direct the sale of the Escrow Shares resulting in full payment of the Judgment by January 15, 2010.  If the Company fails to meet the Registration Deadline, but causes a Registration Statement to be declared effective by October 31, 2009, the Judgment shall instead by further reduced by an amount equal to ninety percent (90%) of the cash proceeds distributed by the Escrow Agent to Kuhns in connection with sales of the Escrow Shares.

In the event that (i) the Company’s Registration Statement is not declared effective by the Registration Deadline and (ii) for so long as the Registration Statement is not effective subsequent to the Registration Deadline, the Current Judgment Amount as defined in the Settlement Agreement shall accrue interest at the rate of eighteen percent per annum.  In addition, upon such events, Kuhns shall be entitled to receive Escrow Shares from the Escrow Agent (the “Restricted Shares”) in such amounts, and at such times, as it determines until the Judgment is satisfied.  The Current Judgment Amount as defined in the Settlement Agreement shall thereupon be reduced by the restricted share value, which shall mean an amount equal to fifty percent (50%) of the daily volume weighted average price of the Common Stock on the Nasdaq Global Select Market as reported by Bloomberg (“VWAP”) for the ten trading days before the date of delivery of the Restricted Shares to Kuhns.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Nevada law with respect to the validity of certain of the offered securities will be passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006, 2007 and 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.Fushicopperweld.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 11, 2009, and for the fiscal quarter ended June 30, 2009, filed on August 10, 2009;

•	Current Report on Form 8-K, filed on February 17, 2009;

•	Current Report on Form 8-K, filed on February 26, 2009;

•	Current Report on Form 8-K/A, filed April 20, 2009;

•	Current Report on Form 8-K, filed on May 26, 2009;

•	Current Report on Form 8-K, filed on August 19, 2009; and

•
The description of our Common Stock set forth in our Registration Statement on Form SB-2/A (Registration No. 333-131052) filed with the SEC on July 24, 2006, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$100,000,000

FUSHI COPPERWELD, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

, 2009

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

[ALTERNATE PAGE]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated August 19, 2009

FUSHI COPPERWELD, INC.

3,440,529 SHARES OF COMMON STOCK

This prospectus relates to the resale of  (i) 3,140,529 shares of our common stock, par value $0.0006 per share (the “Common Stock”) and (ii) 300,000 shares of Common Stock underlying warrants being offered by the Selling Stockholders identified in this prospectus (collectively, the “Shares”).

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.  See “Use of Proceeds” on page   . We have agreed to pay the expenses in connection with the registration of these Shares.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “FSIN.”  The closing price for our shares of Common Stock on August 18, 2009 was $8.38.

Investing in our securities involves various risks. See “Risk Factors” on page    for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2009

[ALTERNATE PAGE]

The Offering

Common Stock being offered by Selling Stockholders	Up to 3,440,529 shares

NASDAQ Symbol	FSIN

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page [   ].

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The proceeds from the sale of the Shares will belong to the Selling Stockholders.

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

The following table sets forth as of August __, 2009, information regarding the current beneficial ownership of our Common Stock by the Selling Stockholders, based on information provided to us by the Selling Stockholders, which we have not independently verified. Although we have assumed for purposes of the table that the Selling Stockholders will sell all of the Shares offered by this prospectus, because the Selling Stockholders may from time to time offer all or some of the Shares under this prospectus or, in another manner, no assurance can be given as to the actual number of shares that will be resold by the Selling Stockholders or that will be held after completion of the resales. In addition, the Selling Stockholders may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date the Selling Stockholders provided information to us.

Of the Shares being offered under this prospectus, 2,200,000 shares (the “Escrow Shares”) have been deposited into an escrow account with  Continental Stock Transfer & Trust, as escrow agent, for the benefit of Kuhns Brothers, Inc. (“Kuhns”).  The Shares were issued in connection with a Settlement and Forbearance Agreement and Release between us and Kuhns, in settlement of a judgment awarded to Kuhns against us. Kuhns is only entitled to sell the Shares until January 15, 2010 in an effort to satisfy the judgment.  After such date, any unsold Escrow Shares will be returned to us and cancelled.  In addition, pursuant to the Settlement Agreement, the remaining 100,000 shares being offered under this prospectus by Kuhns was released from an escrow account established in October 2007 and delivered to Kuhns.  See “Litigation” beginning on page 17.

Mr. John D. Kuhns, the President and Chief Executive Officer of Kuhns, served as a director of the Company from December 2005 to July 2007.  Between May 2005 and September 2006, Kuhns was engaged to provide investment banking and financial advisory services to the Company.  Kuhns Brothers Securities Corp., an affiliate of Kuhns is a registered broker/dealer.

Of the shares being offered under this prospectus 700,000 shares, includes 400,000 shares of Common Stock and 300,000 shares of Common Stock in the aggregate underlying Series A, B and C warrants (collectively the “Warrants”), which were sold and originally issued to Guerrilla Partners, LLC (“Guerrilla”) in a private placement transaction on February 23, 2009, pursuant to the terms of a Securities Purchase Agreement (the “Financing”).  The aggregate purchase price was $1,920,000. The 100,000 Series A warrants are exercisable at $5.25 per share, the 100,000 Series B warrants are exercisable at $5.50 per share and the 100,000 Series C warrants are exercisable at $6.00 per share. The expiration date of the Series A, B and C warrants is the later of (i) eighteen (18) months after the issuance date of the warrant or (ii) twelve (12) months after the effective date of the Registration Statement under which the resale of the shares underlying the Series A, B and C warrants has been registered under the Securities and Exchange Act. Except for the exercise price, the warrants are identical. The shares of common stock underlying the Warrants are being registered in the registration statement, of which this resale prospectus forms a part. Pursuant to the terms of a Registration Rights Agreement entered into between us and Guerrilla, we agreed to register the shares of Common Stock and the shares of Common Stock underlying the warrants on a registration statement that we file, which relates to an offering of equity securities for our own account or the account of others under the Securities Act.  In connection with the closing of the Financing, Guerrilla executed a lock-up agreement.  Except for permitted transfers to affiliates, employees and consultants, Guerrilla agreed not to offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) any of the securities purchased in the Financing until the date that twelve (12) months following the closing date of the Financing, which is February 23, 2010.  Subsequent to the closing of the Financing, Guerrilla transferred 200,000 shares of Common Stock and 30,000 Series B warrants to Hua-Mei 21st Century Partners, LP, 100,000 Series A warrants, 40,000 Series B warrants and 100,000 Series C warrants to Hua-Mei 21st Century, LLC, and 200,000 shares of Common Stock and 30,000 Series B warrants to Guerilla Partners, LP.

Guerrilla Partners, LP, Hua-Mei 21st Century Partners, LP and Hua-Mei 21st Century, LLC are affiliated entities.  Peter Siris is a General Partner of Guerrilla and Hua-Mei 21st Century Partners, LP and is the sole member of Hua-Mei 21st Century LLC.  None of Guerrilla Partners, LP, Hua-Mei 21st Century Partners, LP and Hua-Mei 21st Century LLC, nor its affiliates, have held any position, office, or other material relationship with the Company or any of its affiliates within the past three years.

Of the Shares being offered under this prospectus, 440,529 shares of our Common Stock (the “CEF Shares”), have been issued to Citadel Equity Fund Ltd. (“CEF”) pursuant to a Notes Purchase Agreement dated as of August 13, 2009 between us and CEF (the “NPA”).  We originally issued 100 Notes of our 3.0% Guaranteed Senior Secured Convertible Notes due 2012 of US $100,000 principal amount each, convertible into shares of our common stock pursuant to an indenture, dated as of January 25, 2007, among the Company, Fushi Holdings, Inc., as guarantor and The Bank of New York, as trustee.  CEF is currently the sole beneficial holder of the remaining 50 Notes (the “Notes”) with an aggregate principal amount of US$5,000,000.  Pursuant to the terms of the NPA, we are repurchasing the Notes from CEF and cancelling them.  The aggregate price to repurchase the Notes is based upon the timing of our repurchase.  The repurchase price is 200% of the face value of the Notes through October 9, 2009, and from October 10, 2009 through November 9, 2009, the repurchase price is 202% of the face value of the Notes.  The issuance of the CEF Shares satisfied our obligation to repurchase at least 20 Notes, representing approximately $4,000,000 of the repurchase price (based on $9.08 per share) before October 9, 2009.  The remainder of the repurchase price must be paid in cash.  We agreed to register the CEF Shares on the registration statement of which this prospectus forms a part.  CEF has agreed to a “lock-up” on the disposition or transfer (through sale, pledge or otherwise) of the CEF Shares until the earlier of 60 days from (i) the effective date of the registration statement, or (ii) October 20, 2009, except for transfers to affiliates in transactions not involving a public sale, provided that such affiliate agrees to be bound by the lock-up.

Other than their ownership of the Notes, neither CEF, nor any of its affiliates, have held any position, office or had any other material relationship with the Company or any of its affiliates within the past three years.

Other than Kuhns Brothers Securities Corp, an affiliate of Kuhns and Citadel Securities LLC and Palaflox Trading LLC, each an affiliate of CEF, none of the Selling Stockholders are broker-dealers, and none of the other Selling Stockholders are affiliates of broker-dealers.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to Be Sold	Shares Beneficially Owned After Offering	Percentage Ownership After Offering (%)
Kuhns Brothers, Inc. (1)	2,420,620	(2)	2,300,000	120,620	*
Guerrilla Partners, LP (3)	270,726	(4)	230,000	40,726	*
Hua-Mei 21st Century Partners, LP (3)	420,360	(5)	230,000	190,360	*
Hua-Mei 21st Century, LLC (6)	240,000	(7)	240,000	0	*
Citadel Equity Fund, Ltd. (8)	1,043,242	(9)	440,529	602,713	*

* Less than one percent.
(1) Mr. John D. Kuhns, the President and Chief Executive Officer of Kuhns is deemed to have investment power over the Escrow Shares.  Mr. Li Fu, our Chief Executive Officer, has voting power over the Escrow Shares pursuant to a power of attorney granted to him by Kuhns.
(2) Includes warrants to purchase 86,005 shares of the Company’s Common Stock.
(3) Peter Siris and Leigh S. Curry are General Partners and are deemed to share voting and investment power over the Shares.
(4) Includes Series B warrants to purchase 30,000 shares of the Company’s Common Stock.
(5) Includes Series B warrants to purchase 30,000 shares of the Company’s Common Stock.
(6) Peter Siris is the sole member and is deemed to have sole voting and investment power over the Shares.
(7) Represents Series A warrants to purchase 100,000 shares of the Company’s Common Stock, Series B warrants to purchase 40,000 shares of the Company’s common stock and Series C warrants to purchase 100,000 shares of the Company’s Common Stock.
(8) Citadel Investment Group, L.L.C ("CIG"), provides general administrative and investment-related services to its affiliated entities. Kenneth Griffin, a natural person ("Griffin"), is the President and Chief Executive Officer of CIG.  Citadel Advisors LLC (“CAL”) is the portfolio manager of CEF, and Citadel Derivatives Trading Ltd. ("CDT"), and in such capacities, makes all investment decisions for each such entity.  Citadel Investment Group II, L.L.C. ("CIG II"), is the general partner of Citadel Holdings I LP ("CH-I").  Griffin is the President and Chief Executive Officer of CIG II.  CH-I is the non-member manager of Citadel Securities LLC ("CSL") and, in such capacity, makes all investment decisions for CSL.
(9) Includes 6,530 shares of the Company’s Common Stock and options to purchase 3,800 shares of the Company’s Common Stock held by Citadel Securities LLC, an affiliate of CEF and 5,299 shares of the Company’s Common Stock held by Citadel Derivatives Trading Ltd, an affiliate of CEF. Also includes 587,084 shares of the Company's Common Stock issuable upon conversion of the outstanding Notes held by CEF.

[ALTERNATE PAGE TO OFFERING PROSPECTUS PAGE 17]

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded to or through underwriters, through dealers, through agents or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

[ALTERNATE PAGE]

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because each of the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

3,440,529 SHARES OF COMMON STOCK

FUSHI COPPERWELD, INC.

PROSPECTUS

, 2009

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Fushi.  All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$7,227
Transfer agent’s fees and expenses	3,000	*
Printing and engraving expenses	10,000	*
Accounting fees and expenses	10,000	*
Legal fees and expenses (including blue sky services and expenses)	50,000	*
Miscellaneous	10,000	*
Total	$90,227	*

* Estimated

Item 15. Indemnification of Officers and Directors

Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

Our amended and restated bylaws require that we indemnify our directors and officers, including those of our subsidiaries, against liability for actions taken in the performance of their duties on our behalf, except in those circumstances where indemnification is not allowed under Nevada law, and that we advance expenses as incurred in defending against such liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The underwriting agreement, if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants or debt securities.

3.1	Articles of Incorporation, as amended, as currently in effect (1)

3.2	By-laws (1)

4.1	Specimen Stock Certificate (1)

Exhibit Number	Description of Document

4.2	Certificate of Designations with respect to Series A Convertible Preferred Stock (1)

4.3	Certificate of Designations with respect to Series B Convertible Preferred Stock (1)

4.4
Form of Stock Purchase Agreement, dated as of December 13, 2005 by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Chinamerica Fund, LP, and the other investors named therein.(1)

4.5	Form of Warrant (included as Exhibit A to Exhibit 4.4).

4.6
Form of Amendment No. 1 to Stock Purchase Agreement, dated as of December 13, 2005 by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Chinamerica Fund, LP, and the other investors named therein.(2)

4.7
Form of Stock Purchase Agreement, dated as of December 28, 2005, by and among Parallel Technologies, Inc., Dalian Fushi, the management of Dalian Fushi, Heller Capital Investments, LLC and the other investors named therein.(2)

4.8	Form of Notes Purchase Agreement, dated as of January 24, 2007, by and among the Company and Citadel Equity Fund Ltd. (3)

4.9	Form of HY Indentures, dated as of January 25, 2007, by and among the Company, the FHI and the Bank of New York. (3)

4.10	Form of CB Indentures, dated as of January 25, 2007, by and among the Company, the FHI and the Bank of New York. (3)

4.11	Form of Share Pledge Agreement, dated as of January 25, 2007, by and among the Company and the Bank of New York. (3)

4.12	Form of Investor Rights Agreement, dated as of January 25, 2007, by and among the Company, FHI, FID, DF, Li Fu, Mathus Yue Yang, Chris Wenbing Wang and Citadel. (3)

4.13*	Form of specimen certificate for preferred stock of registrant, if any.

4.14*	Certificate of designation for preferred stock, if any.

4.15	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.(5)

4.16	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.(5)

4.17*	Form of debt securities, if any.

4.18*	Form of warrant agreement and warrant certificate, if any.

4.19*	Form of unit agreement and unit certificate, if any.

4.20	Form of Warrant issued in connection with February 2009 private placement financing.(5)

4.21	Registration Rights Agreement, dated as of February 22, 2009(5)

4.22	Lock-up Agreement, dated February 22, 2009.(5)

4.23	Securities Purchase Agreement, dated February 22, 2009.(5)

4.24	Settlement and Forbearance Agreement and Release, dated as of May 19, 2009. (4)

4.25	Escrow Agreement dated as of May 19, 2009. (4)

4.26	Escrow Agreement dated as of October 4, 2007.(5)

4.27	Notes Purchase Agreement dated as of August 13, 2009.(6)

5.1**	Form of Opinion of Lewis and Roca LLP as to the legality of the securities being registered under the Resale Prospectus.

5.2**	Opinion of Lewis and Roca LLP as to the legality of certain securities being registered under the Offering Prospectus.

5.3**	Opinion of Loeb & Loeb LLP as to the legality of certain securities being registered under the Offering Prospectus.

12.1**	Statement regarding computation of the ratio of earnings to fixed charges for each of the periods presented. (5)

23.1**	Consent of Lewis and Roca LLP, with respect to the securities being registered under the Resale Prospectus (included in Exhibit 5.1).

23.2**	Consent of Moore Stephens Wurth Frazer and Torbet, LLP, an independent registered public accounting firm.

23.3**	Consent of Lewis and Roca LLP, with respect to certain securities being registered under the Offering Prospectus (included in Exhibit 5.2).

23.4**	Consent of Loeb & Loeb LLP, with respect to certain securities being registered under the Offering Prospectus (included in Exhibit 5.3).

24.1	Power of Attorney (included on signature pages to the registration statement).(5)

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture.

*     To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**   Filed herewith.

*** To the extent applicable, to be filed under Form 305B2.

(1) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 14, 2005.

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2006.

(3) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 26, 2007.

(4) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 26, 2009.

(5) Previously filed.

(6) Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 19, 2009.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall of 1933 be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dalian, People’s Republic of China, on the 19th day of August, 2009.

FUSHI COPPERWELD, INC.

By	/s/ Wenbing Christopher Wang
Name: Wenbing Christopher Wang
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Li Fu	Chairman, Chief Executive Officer and Director	August 19, 2009
Li Fu	(Principal Executive Officer)

/s/ Wenbing Christopher Wang	President and Chief Financial Officer (Principal	August 19, 2009
Wenbing Christopher Wang	Accounting Officer)

*	Director	August 19, 2009
Bai Feng

*	Director	August 19, 2009
Jiping Hua

*	Director	August 19, 2009
Barry Raeburn

*	Director	August 19, 2009
John Perkowski

*	/s/ Wenbing Christopher Wang
Attorney-in-fact